STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

ANNUAL INCENTIVE PLAN FOR CERTAIN EXECUTIVES

AS AMENDED AND RESTATED IN DECEMBER 2008

1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

Code – shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any final Treasury Regulations promulgated thereunder. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Committee – shall mean a committee comprised solely of two or more members of the Board of Directors of the Company, each of whom is an “outside director” within the meaning of Code section 162(m) and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

Company – shall mean Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.

Deferred Share Account — shall mean a book reserve maintained by the Company for the purpose of measuring the amount payable to a Participant with respect to the deferred portion of the Participant’s bonus payment for a Performance Period.

Designated Beneficiary — shall mean the person or persons entitled to receive the remaining Distributable Balance in a Participant’s Deferred Share Account at the Participant’s death.

Disability – shall have the same meaning as in Code section 409A(a)(2)(C).

Distributable Balance -shall mean the vested portion of a Participant’s Deferred Share Account that is distributable to the Participant on the Distribution Date (as defined in subsection 5.4), as adjusted for deemed investment returns pursuant to subsection 5.2.

Exchange Act — shall mean the Securities Exchange Act of 1934, as amended.

Fair Market Value — shall mean the fair market value of a Share, as determined by the Committee, which, unless otherwise specified, shall be the average of the high and low sales price for a Share as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if there is no such sale on the relevant date, then on the preceding business day on which a sale was reported.

Participant — shall mean the Executive Chairman and the Chief Executive Officer, and any other executive officer of the Company who is designated by the Committee as a Participant in this Plan at any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the Performance Period has elapsed.

Performance Measure — The Performance Measure shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: earnings before interest, taxes, depreciation and amortization (“EBITDA”), consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, subject to such other special rules and conditions as the Committee may establish at any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the applicable Performance Period has elapsed.

Performance Period — shall mean the twelve consecutive month period, which coincides with the Company’s fiscal year, or, such other period as the Committee may determine in its discretion.

Plan — shall mean the Starwood Hotels & Resorts Worldwide, Inc. Annual Incentive Plan for Certain Executives as set forth herein and as from time to time amended.

Separation from Service – shall mean a Participant’s separation from service with the Starwood Organization, within the meaning of Code section 409A(a)(2)(A)(i). The term may also be used as a verb (i.e., “Separates from Service”) with no change in meaning. Notwithstanding the preceding sentence, a Participant’s transfer to an entity owned 50% or more by the Company will not constitute a Separation of Service to the extent permitted by Code section 409A. The following principles shall generally apply in determining when a Separation from Service occurs:

(a) A Participant separates from service with the Company if the Employee dies, retires, or otherwise has a termination of employment with the Company. Whether a termination of employment has occurred is determined based on whether the facts and circumstance indicate that the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period in which the Participant provided services to the Company if the Participant has been providing services for less than 36 months).

(b) A Participant will not be deemed to have experienced a Separation from Service if such Participant is on military leave, sick leave, or other bona fide leave of absence, to the extent such leave does not exceed a period of six months or, if longer, such longer period of time during which a right to re-employment is protected by either statute or contract. If the period of leave exceeds six months and the individual does not retain a right to re-employment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(c) If a Participant provides services both an as employee and as a member of the Board of Directors of the Company, the services provided as a Director are generally not taken into account in determining whether the Participant has Separated from Service as a Participant for purposes of the Plan, in accordance with final regulations under section 409A.

Specified Employee means an individual identified in accordance with the following principles:

(a) General. Any participant who at any time during the applicable year is:

(1) An officer of any member of the Starwood Organization having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code);

(2) A 5-percent owner of any member of the Starwood Organization; or

(3) A 1-percent owner of any member of the Starwood Organization having annual compensation of more than $150,000.

No more than 50 employees identified in the order of their annual compensation shall be treated as officers. For purposes of this definition, annual compensation means compensation as defined in Treas. Reg. §1.415(c)-2(a), without regard to Treas. Reg. §§1.415(c)-2(d), 1.415(c)-2(e), and 1.415(c)-2(g). The Committee or its delegate shall determine who is a Specified Employee in accordance with section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder or in connection therewith, and provided further that the applicable year shall be determined in accordance with section 409A and that any modification of the foregoing definition that applies under section 409A shall be taken into account.

(b) Applicable Year. Effective from and after December 31, 2007, the Committee or its delegate shall determine Specified Employees effective as of the last day of each calendar year, based on compensation for such year, and such designation shall be effective for purposes of the Plan for the twelve month period commencing on April 1st of the next following calendar year (e.g., the Specified Employee determination by the Committee as of December 31, 2008 shall apply to the period from April 1, 2009 to March 31, 2010).

Starwood Organization means the controlled group of organizations of which the Company is a part, as defined by sections 414(b) and (c) of the Code and the regulations issued thereunder (but applying the 50% standard for relatedness applicable under Treasury Regulation §1.409A-1(h)(3) in lieu of the 80% standard that ordinarily applies under Code section 414). An entity shall be considered a member of the Starwood Organization only during the period it is one of the group of organizations described in the preceding sentence.

Share — shall mean one share of common stock, par value $.01 per share, of the Company.

2. Administration.

2.1 Committee. The Plan shall be administered by the Committee.

2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the lesser of (i) the 90th day of the applicable Performance Period or (ii) the date on which 25% of the Performance Period has elapsed, the Committee shall:

(a) Designate Participants for that Performance Period.

(b) Establish the Performance Measures for the Performance Period.

(c) Determine the formula for determining each Participant’s bonus payment for the Performance Period.

2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure targets and all other factors upon which a bonus is based have been attained.

2.4 Stockholder Approval. The material terms of the Plan shall be disclosed to and approved by stockholders of the Company in accordance with Code section 162(m). No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

3. Determination of Bonus.

3.1 Formula. Each Participant shall be eligible to receive a bonus payment for a Performance Period in an amount established by or determined under a bonus formula established by the Committee for the Performance Period based on the attainment of the Performance Measure targets for the Performance Period.

3.2 Limitations.

(a) No payment if Performance Measure threshold not achieved. In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure requirement applicable to the bonus payment is not achieved during the Performance Period.

(b) No payment in excess of pre-established amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $9 million.

(c) Committee may reduce bonus payment. The Committee retains sole discretion to reduce the amount of, or eliminate, any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by, among other actions, establishing conditions for the payment of bonuses in addition to the Performance Measure targets, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

4. Bonus Payments.

4.1 Time and Form of Payments. Not less than 75% of the bonus payment payable to a Participant under the Plan for a Performance Period shall be paid to the Participant in one or more cash payments as soon as determined by the Committee after it has certified that the Performance Measure targets and all other factors upon which the bonus payment for the Participant is based have been attained; provided, however, that in all cases such payments shall be paid during the two and one-half month period immediately following the end of such Performance Period.

4.2 Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any other beneficiary.

4.3 Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. Deferred Share Accounts.

5.1 Deferrals to Accounts.

(a) An amount equal to 25%, unless the Committee determines to defer a smaller portion of a Participant’s bonus payment, determined in the sole discretion of the Committee, of the gross bonus payment payable to a Participant under the Plan for a Performance Period may be credited to the Participant’s Deferred Share Account as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to subsection 4.1. The Committee shall make any determination to apply a smaller percentage for a Performance Period no later than six months prior to the end of the Performance Period. However, for any Participant who is hired during a Performance Period and receives a bonus opportunity under this Plan for such Performance Period, the deferral percentage shall be 25% with no opportunity for the Committee to specify a lower percentage.

(b) An amount equal to no more than the amount of the bonus payment payable to a Participant for a Performance Period in excess of $3 million may be credited to the Participant’s Deferred Share Account at the election of the Participant. Any election by a Participant to defer such a portion of his bonus payment shall be made no later than six months prior to the end of the Performance Period and in a form prescribed by the Committee. An amount so deferred shall be credited to the Participant’s Deferred Share Account as of the date on which the first cash bonus payment for the Performance Period is paid to the Participant pursuant to subsection 4.1.

5.2 Deemed Investment of Deferred Share Accounts. Amounts credited to a Participant’s Deferred Share Account pursuant to subsection 5.1(a) shall be deemed to be invested in whole and fractional Shares at a price equal to 75% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Share Account. Amounts credited to a Participant’s Deferred Share Account pursuant to subsection 5.1(b) shall be deemed to be invested in whole and factional Shares at a price equal to 100% of the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Share Account. If any dividends are paid or other distributions are made on the Company’s Shares, dividend equivalents and other distribution equivalents shall be paid in the same proportion on the Shares concurrently to the Participant and shall be paid to the Participant within the same calendar year that the dividend is paid or other distributions are made to the Company’s shareholders.

5.3 Vesting of Deferred Share Account.

(a) The amount credited to a Participant’s Deferred Share Account under subsection 5.1(a) (as adjusted for deemed investment returns under subsection 5.2) shall become vested ratably over the three-year period beginning at the end of the Performance Period, provided, however, that such credited amounts shall become fully vested on the first to occur of the following:

(1) The date of the Participant’s death;

(2) The date of the Participant’s disability; or

(3) The date of the Participant’s retirement.

For purposes of this subsection 5.3, “disability” shall mean a total physical disability which, in the Company’s judgment, prevents the Participant from performing substantially his/her employment duties and responsibilities for a continuous period of at least six months, and “retirement” shall mean retirement as then defined in the Company’s 2004 Long-Term Incentive Compensation Plan (or any successor thereto) (the “Company’s LTIP”).

(b) The amount credited to a Participant’s Deferred Share Account under subsection 5.1(b) (as adjusted for deemed investment returns under subsection 5.2) shall become vested ratably over the remaining term of any applicable employment agreement and shall vest in full upon the Participant’s termination of employment for any reason.

5.4 Distribution of Deferred Share Accounts.

(a) Non-409A Covered Amounts. On the earlier of (1) the third anniversary of the end of the applicable Performance Period, or (2) the day following the date the Participant’s employment is terminated for any reason (such earlier date being referred to as the “Distribution Date”), the Company shall compute and pay the “Distributable Balance” in a Participant’s Deferred Share Account on such date. In the event that the Participant becomes disabled as defined in subsection 5.3 above, his/her employment shall for these purposes be deemed to terminate on the first day of the month in which he/she begins to receive long-term disability payments under the Company’s long-term disability plan. All distributions under this subsection 5.4 will be made in whole Shares and cash equal to the Fair Market Value of any fractional Share and such Shares shall be issuable under the Company’s LTIP. If a Participant dies before his/her entire Distributable Balance has been paid, the Company shall pay the then-undistributed remainder of the Distributable Balance to the Participant’s Designated Beneficiary.

(b) 409A Covered Amounts. Notwithstanding any contrary terms in the Plan, each portion of a Participant’s Deferred Share Account described in subsections 5.1(a) and 5.1(b) above that is required to comply with section 409A of the Code (together, “409A-Covered Amounts”) shall not be paid at the time specified in subsection 5.4(a) above but shall instead be paid at the following time and subject to the following conditions:

(1) On the earlier of (i) the third anniversary of the end of the applicable Performance Period, or (ii) the day following the date of the Participant’s Separation from Service or (iii) the date on which the Participant first incurs a Disability (such earlier date being referred to as the “Distribution Date”), the Company shall compute and pay the vested portion of the 409A-Covered Amounts in the Participant’s Deferred Share Account on such date. If payment is triggered by the Participant’s Separation from Service and the Participant is determined to be a Specified Employee on the date of the Participant’s Separation from Service, the otherwise applicable payment date related to the Separation from Service (including a retirement) shall be delayed six months after such Separation from Service.

(2) Notwithstanding anything set out in the Plan for purposes of determining the time of payment of 409A-Covered Amounts, a Change in Control shall not be deemed to have occurred unless the transaction constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5) (a “409A Change in Control”). If a Change in Control occurs for vesting purposes with respect to 409A-Covered Amounts at a time when a 409A Change in Control has not occurred for payment purposes with respect to such 409A-Covered Amounts, then payment of such 409A-Covered Amounts will be made at the time otherwise provided in subsection 5.4(b)(1).

(3) Any amounts credited to a Participant’s Deferred Share Account pursuant to subsection 5.1(a) above will be deemed to be a 409A-Covered Amount if the Participant has satisfied the definition of “retirement” at any time during the Performance Period for which such amounts are being credited.

5.5 Designation of Beneficiaries. A Participant may designate a Designated Beneficiary by executing and filing with the Company during his/her lifetime, a beneficiary designation. The Participant may change his Designated Beneficiary at any time by filing a new beneficiary designation with the Company. If a Designated Beneficiary is adjudicated bankrupt prior to the date of the Participant’s death, or if the Participant fails to designate a beneficiary, then the following persons in the following order shall receive the entire amount which the previous Designated Beneficiary would have been entitled to receive: (i) Participant’s spouse, if living; (ii) Participant’s then-living descendants, per stirpes; and (iii) Participant’s estate.

5.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares, payment by the Participant of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the distribution of Shares. In the alternative, the Company may withhold whole Shares which would otherwise be delivered to a Participant, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with a distribution in the amount necessary to satisfy any such obligation. Any fraction of a Share that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

5.7 Restrictions on Shares. If at any time the Company determines that the listing, registration or qualification of the Shares allocated to the Deferred Share Accounts of Participants upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares hereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered to any Participant hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.8 Adjustment. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a normal cash dividend) results in the outstanding Shares being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, the number and class of securities deemed to be held in each Deferred Share Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.9 Change in Control.

(a) Effect of Change in Control.

(1) Notwithstanding any provision in the Plan (other than as provided in this subsection 5.4(b) and 5.9), in the event of a Change in Control, the Committee may, but shall not be required to, make such adjustments to outstanding awards as it deems appropriate, including, without limitation, causing the unvested amount in a Participant’s Deferred Share Account to vest or electing that each outstanding Deferred Share Account shall be canceled by the Company, and that each Participant shall receive within a specified period of time from the occurrence of the Change in Control a cash payment from the Company in an amount equal to the number of Shares then deemed to be in the Participant’s Deferred Share Account, multiplied by the greater of (x) the highest per Share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a Share on the date of occurrence of the Change in Control.

(2) In the event of a Change in Control pursuant to subsection (b) (3) or (4) below in connection with which the holders of Shares receive shares of common stock that are registered under section 12 of the Exchange Act, the Committee may, but shall not be required to, substitute for each Share available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control.

(b) Definition. For purposes of the Plan, “Change in Control” shall mean:

(1) Any person (as defined in section 3(a)(9) of the Exchange Act and used in sections 13(d) and 14(d) thereof, including a “group” as defined in section 13(d) thereof, “Person”) is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i)) of 33-1/3 percent or more of either (i) then outstanding Shares (the “Outstanding Shares”) or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(2) Individuals who, as of January 1, 2005 (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66-2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33-1/3 percent or more of the Outstanding Shares or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33-1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

6. Amendment and Termination. Subject to the provisions of Code sections 162(m) and 409A, the Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of the Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

7. Miscellaneous.

7.1 Effective Date. Subject to approval by the Company’s stockholders, the effective date of the Plan (as amended and restated) shall be for Performance Periods commencing on or after January 1, 2005. The Plan as it exists prior to being amended and restated on January 1, 2005 governs awards earned and vested prior to such date. This current amendment and statement in December 2008 is effective as of January 1, 2005 in order to ensure compliance with Code section 409A where applicable.

7.2 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

7.3 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

7.4 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the Participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

7.5 No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

7.6 Governing Law. The place of administration of the Plan shall be in the State of New York. The corporate law of the State of Maryland shall govern issues relating to the validity and issuance of Shares. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

7.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

7.8 Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Code section 162(m).

7.9 Compliance with Code section 409A. At all times, this Plan shall be interpreted and operated (a) in accordance with the requirements of Code section 409A, unless an exemption from Code section 409A is available and applicable, (b) to maintain the exemptions from Code section 409A of bonus payments under subsection 4.1 that are designed to meet the short-term deferral exception under Code section 409A and (c) to preserve the status of deferrals of compensation that were earned and vested prior to January 1, 2005 as exempt from Code section 409A, i.e., to preserve the grandfathered status of such deferrals. In the event that any payment hereunder or provision of the Plan shall be deemed not to comply with Code section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.